                                                                       Exhibit C


                  CONSULTING AND NON-COMPETITION AGREEMENT


    This Consulting and Non-Competition Agreement ("Agreement") is made and entered into effective as of April 30, 1996 by and among USA SKATE CORPORATION, a Delaware corporation ("Skate Corp."), CALIFORNIA PRO SPORTS, INC., a Delaware corporation ("California Pro"), and WARREN AMENDOLA, SR. ("Amendola").

    WHEREAS, pursuant to a certain agreement (the "Stock Purchase Agreement"), dated of even date herewith, by and among Amendola, Patricia Amendola and Three R Profit Sharing Retirement Plan ("Corporate Sellers"), and Amendola, Warren Amendola, Jr., Richard Amendola and Russell Amendola ("Three R Sellers"), and California Pro and Skate Corp., Skate Corp. has acquired from the Corporate Sellers all of their shares of the capital stock of USA Skate Co., Inc. ("USA Skate") and from the Three R Sellers, all of their shares of capital stock of Three R Sales, Inc. (the "Transaction").

    WHEREAS, for a substantial period of time prior to the Transaction, Amendola has served as an executive officer and director of USA Skate and was a significant shareholder of USA Skate.

    WHEREAS, California Pro is a majority shareholder of Skate Corp. and is an integral party to the Transaction.

    WHEREAS, Skate Corp. and California Pro desire to engage Amendola to perform certain consulting services for them and Amendola desires to perform consulting services for Skate Corp. and California Pro.

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties agree as follows:

    1. ENGAGEMENT. Skate Corp. and California Pro engage Amendola and Amendola agrees to perform consulting services on the terms and conditions provided in this Agreement.

    2. TERM. The consulting term shall be for five years, commencing on the date of this Agreement, unless sooner terminated by mutual agreement (the "Consulting Term").

    3.   COMPENSATION.

         (a) COMPENSATION SHARES. As consideration for substantial consulting services rendered to date and as incentive for Amendola to enter into this Agreement:(i) upon execution and delivery of this Agreement, California Pro shall deliver to Amendola one or more certificates, registered in his name, representing 400,000 shares of California Pro common stock, par value $.01 per share (the "Compensation Shares") with an agreed value of $2.25 per share (the "Agreed Value").

         (b) REGISTRATION OF COMPENSATION SHARES. Prior to the execution of this Agreement and the delivery of the Compensation Shares to Amendola, California Pro shall have registered the Compensation Shares under the Securities Act of 1933, as amended (the "Securities Act"), by a Registration Statement ("Registration Statement") on such form or forms as are most appropriate, which Registration Statement shall be in effect on the date of this Agreement so that the Compensation Shares are fully registered upon issuance and delivery to Amendola.

         (c) RESTRICTIONS ON SALE OF THE COMPENSATION SHARES. Amendola will not sell any of the Compensation Shares for before August 1, 1996. Between August 1, 1996 and February 1, 1997, he may but shall not be required to sell up to 200,000 of the Compensation Shares. At any time after February 1, 1997 Amendola may but shall not be required to sell the remainder of the Compensation Shares.

         (d) DESIGNATION OF SELLING BROKER. During the period ending 14 months after the date of this Agreement (the "Guaranty Period"), Amendola will sell the Compensation Shares only through a reputable national brokerage firm chosen by Skate Corp. and/or California Pro ("Designated Broker"). All proceeds generated from such sales and all cash dividends payable with respect to the Compensation Shares, less any commissions payable to the Designated Broker shall be defined collectively as the "Net Compensation Share Proceeds." The parties shall instruct the Designated Broker to provide California Pro and Skate Corp. copies of all confirmations and statements for Amendola's account with the Designated Broker at the same time as such confirmations and statements are sent to Amendola.

         (e) GUARANTY OF PROCEEDS. It is agreed and understood by the parties hereto that the Net Compensation Share Proceeds to Amendola shall be at least Six Hundred Thousand Dollars ($600,000) (the "Guaranteed Amount"). Accordingly, to that end,

              (i) If the Net Compensation Share Proceeds derived from the sale of all of the Compensation Shares is less than the Guaranteed Amount, then, at the end of the Guaranty Period or when all of the Compensation Shares have been sold, whichever is sooner, California Pro shall pay to Amendola the difference between the Net Compensation Share Proceeds and the Guaranteed Amount within five business days after demand is made therefor. Any shares returned to Skate Corp. under
Section 7.2(e) of the Stock Purchase Agreement shall be deemed to have been sold by Amendola at the Agreed Value for purposes of calculating the Net Compensation Share Proceeds related thereto.

              (ii) If at the end of the Guaranty Period, Amendola shall not have sold all of the Compensation Shares and the Net Compensation Share Proceeds derived from the sale of such of the Compensation Shares that were sold within the Guaranty Period is less than the Guaranteed Amount, Amendola may elect either to:

                   (A) sell all of the remaining Compensation Shares ("Remainder Shares") to California Pro, and California Pro, correspondingly, shall be obligated to purchase the same for an amount equal to the difference between the Guaranteed Amount and the Net Compensation Share Proceeds derived from the sale of the Compensation Shares during the Guaranty Period. This purchase price for the Remainder Shares shall be payable by California Pro to Amendola within five business days after California Pro receives a certificate(s) representing the Remainder Shares together with properly executed stock powers with a medallion signature guarantee, or

                   (B) retain the Remainder Shares, in which event Skate Corp., California Pro and the Share Guarantors shall be released from all further liability either to purchase the Remainder Shares from, or to pay the Guaranteed Amount to, Amendola.

         (f) Amendola, by his acceptance of this Agreement, understands and agrees that his rights against California Pro's obligations to him under Subsection 3(e) above is subordinate to LaSalle National Bank (the "Bank") to the extent prescribed in a separate agreement between the Holder and the Bank.

         (g) Concurrently herewith, Henry Fong and Michael S. Casazza (the "Share Guarantors") are entering into a certain Guaranty Agreement (the "Share Guaranty") for the benefit of Amendola, dated of even date herewith, and substantially in the form annexed hereto as Attachment 1, pursuant to which, among other things, the Share Guarantors will jointly and severally guarantee, unconditionally and continuously, to Amendola the prompt performance of the obligations of California Pro under Section 3 of this Agreement, including the payment of the Guaranteed Amount to Amendola.

    4.   DUTIES.  Amendola's duties hereunder shall consist of the following:

         (a) To provide Skate Corp. and/or California Pro with oral or written business advice and counsel which they may reasonably request from time to time. Such advice and counsel shall not require Amendola to devote more than ten hours in any one month and shall be provided in such manner as Amendola may determine, in his reasonable discretion, and need not be provided sooner than ten days after such advice or counsel is requested.

         (b) To provide Skate Corp. and California Pro from time to time with information about potential acquisitions.

    Amendola shall not be required to perform his services hereunder outside of Nassau and Suffolk Counties, New York and he shall not be restricted or interfered with as to his full-time employment by other companies or entities or business ventures of his own, subject, however, to the Non-Disclosure and Non-Competition Covenant provisions in Sections 7 and 8 hereof. Amendola will not be an officer of Skate Corp. or California Pro or otherwise engage in the day-to-day management or operations of Skate Corp. or California Pro, nor will he have authority to bind Skate Corp. or California Pro to any contract or other arrangement.

    5. EXPENSES. Amendola shall be entitled to prompt reimbursement for all reasonable and allocable expenses incurred by him in the performance of his services hereunder; provided, however, that Amendola obtains the prior approval of Skate Corp. or California Pro, as appropriate, to incur unusual or extraordinary expenses (including, without limitation, travel requested by Skate Corp. or California Pro outside of New York, Ontario, and Quebec), and that all expenses are accounted for and substantiated in accordance with the policies and procedures established or practiced by Skate Corp. or California Pro, as applicable.

    6. INDEPENDENT CONTRACTOR. Amendola is acting exclusively as an independent contractor and not as an employee of either Skate Corp. or California Pro in performing consulting services hereunder.

    7.   NON-DISCLOSURE COVENANT.

         (a) Amendola recognizes and acknowledges that all of the information, product information, prospects, and business of Skate Corp., California Pro and USA Skate and each of their existing and future subsidiaries (collectively, the "Company") that is not generally known or available to the public or trade, and all trade secrets or other secret or confidential information relating to the Company's businesses as such businesses may exist from time to time (collectively, the "Confidential Information") are valuable, special and unique assets of the Company. Therefore, Amendola will:

              (i) Hold in strictest confidence and not disclose, reproduce, publish or use in any manner, without the express authorization of the appropriate Board of Directors, any Confidential Information, except as such disclosure or use may be required in connection with the consulting services he is to provide under this Agreement.

              (ii) Upon request and, in any event, upon termination of Amendola's engagement under this Agreement, Amendola will deliver to the Company and not keep or deliver to anyone else, any and all Confidential Information including, without limitation, all notes, memoranda, documents and, in general, any and all material relating to the Company's businesses, without retaining any copies thereof.

         (b) In the event of a breach or threatened breach by Amendola of the provisions of this Section 7 (the "Non-Disclosure Covenant"), the Company shall be entitled to a restraining order or an injunction restraining Amendola from disclosing, in whole or in part, any Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or requiring that Amendola deliver to the Company all copies of all Confidential Information, documents, notes, memoranda or other material upon termination of his engagement hereunder. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for any breach or threatened breach of this provision by Amendola, including, without limitation the recovery of monetary damages, but, except as otherwise provided in Section 9 with respect to the Non-Disclosure and/or Non-Compete Covenants, not by way of delay, offset, deduction from, or credit against, any of the obligations to be paid or performed by Skate Corp. or California Pro to or for the benefit of Amendola under Section 3 hereof, the Stock Guaranty, the Stock Purchase Agreement or any agreements, notes or documents executed in connection therewith.

    8.   NON-COMPETITION COVENANT.

         (a) The parties acknowledge that Amendola's anticipated consulting services to Skate Corp. and California Pro hereunder will be important to the success of the Company. Amendola further acknowledges that the following non-competition covenant is an important part of the consideration to Skate Corp. resulting in Skate Corp.'s and California Pro's willingness to enter into this Agreement and Skate Corp.'s purchase of the capital stock of USA Skate and Three R.

         (b) During the term of this Agreement and for five years thereafter, Amendola, directly or indirectly, on his own behalf, or on behalf of any party other than the Company, shall not engage in, supervise or assist in, or own an interest in, any entity engaged in the manufacture, production, sale, marketing, promotion or distribution of Products (as defined below) which compete with the Company's business (the "Non-Competition Covenant"). The Non-Competition Covenant shall be binding upon Amendola world-wide to the extent the Company has had customers or negotiations with prospective customers in any particular territory. For purposes of this Agreement, "Products" shall mean ice skates, hockey sticks, hockey pucks, ice hockey equipment, in-line skates and accessories, snowboards, snowboard clothing and related accessories, sports bags, golf equipment and other similar types of other products currently being sold or which may be marketed by the Company world-wide during the Consulting Term.

         (c) An ownership interest of not more than five percent of the outstanding stock of any publicly-traded company shall not constitute a violation of the Non-Competition Covenant.

         (d) The parties agree that a breach or threatened breach of the Non-Competition Covenant by Amendola is likely to result in substantial irreparable harm to the Company and, therefore, the Company is entitled to enforce the Covenant in any court of law or equity by seeking a temporary restraining order or injunction.

    9. EARLY TERMINATION OF NON-DISCLOSURE AND NON-COMPETITION COVENANTS. Notwithstanding anything herein to the contrary, if an Event of Default shall occur under and pursuant to Sections 10.1(a) and 10.1(f) of the License Agreement dated of even date herewith, between Amendola, as Licensor, and USA Skate, as Licensee, the Non-Disclosure and Non-Competition covenants shall terminate and be of no further force and effect.

    10. UNCONDITIONAL OBLIGATION. The obligations of California Pro to pay and perform their obligations hereunder, including those set forth in Section 3 hereof, shall be irrevocable, unconditional and absolute and shall in no way or manner be affected, impaired or excused because Amendola fails or is unable to fulfill any of his obligations under this Agreement, whether due to death, disability or otherwise, including without limitation, a breach or alleged breach of any covenant, agreement, representation or warranty contained in an agreement made with, or affecting the Company, except with respect to an intentional, continuing, material breach by Amendola of the Non-Disclosure and/or Non-Competition Covenants.

    11. SEVERABILITY. If any portion of a provision contained in this Agreement is found to be unenforceable by a court having jurisdiction, said court shall enforce the provision to the extent the enforceable portion is divisible therefrom, to provide Skate

Corp. or California Pro or, in the case of the Non-Disclosure Covenant and the Non-Competition Covenant, the Company, with the maximum protection consistent with purposes of this Agreement.

    12. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties (a) irrevocably consent that any legal action or proceeding brought by any of them under, arising out of or in any manner relating to this Agreement, shall be brought in the United State District Court for the Eastern District of New York (or if there is no subject matter jurisdiction, in the Supreme Court of the State of New York in and for the County of Suffolk);(b) expressly and irrevocably consent and submit to the personal jurisdiction of such court in any such action or proceeding;(c) irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to them by hand, nationally recognized overnight courier service or by certified mail, return receipt requested, delivered or addressed as set forth below; and (d) expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, FORUM NON-CONVENIENS or any similar basis.

    13. NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopy, addressed as follows:

PARTY                                 ADDRESS
- -----                                 -------

Skate Corp. or California Pro         Michael S. Casazza, President
                                      California Pro Sports, Inc.
                                      USA Skate Corporation
                                      8102 White Horse Road
                                      Greenville, SC  29611
                                      TEL (864) 294-5370
                                      FAX (864) 294-5235

    With copies to                    Gerald Raskin, Esq.
                                      Friedlob Sanderson Raskin
                                        Paulson & Tourtillott, LLC
                                      1400 Glenarm Pl., Suite 300
                                      Denver, Colorado  80202
                                      TEL (303) 571-1400
                                      FAX (303) 595-3970

Amendola                              Warren Amendola, Sr.
                                      22 Mallard Cove
                                      Centerport, NY  11721
                                      TEL (516) 261-9056

    With copies to                    Edward I. Kramer, Esq.
                                      Blau, Kramer, Wactlar &
                                        Lieberman, P.C.
                                      100 Jericho Quadrangle
                                      Jericho, New York  11753
                                      TEL (516) 822-4820
                                      FAX (516) 822-4824

    All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered five business days after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; when receipt is acknowledged or confirmed, if sent by facsimile transmission.

    14. ATTORNEY'S FEES. If a dispute arises with respect to this Agreement, the party prevailing in any action or proceeding brought to resolve such dispute either by way of an adjudication or settlement, shall be entitled to recover all expenses, including without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party's rights, or in enforcing such party's rights under this Agreement.

    15. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, oral or in writing, among the parties with respect to the engagement of Amendola hereunder by Skate Corp. and California Pro.

    16. AMENDMENTS. This Agreement may be amended only by written agreement signed by all parties.

    17. COUNTERPARTS. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement.

    18. SECTION HEADINGS. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

    19. SUCCESSORS. This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of, and be binding upon, the heirs, successors and assigns of the parties hereto provided, however, that the rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

    20. SURVIVAL OF OBLIGATIONS. Termination of Amendola's engagement hereunder for any reason shall not relieve any party of any obligation accruing or arising prior to, or after such termination.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       "SKATE CORP."
                                       USA Skate Corporation


                                       By _____________________________
                                          Michael S. Casazza, President


                                       "CALIFORNIA PRO"
                                       California Pro Sports, Inc.


                                       By _____________________________
                                          Michael S. Casazza, President


                                       "AMENDOLA"


                                       ________________________________
                                       Warren Amendola, Sr.



STATE OF NEW YORK)
                  SS.:
COUNTY OF NASSAU)

    On this ____ day of ________, 1996, before me appeared Michael S. Casazza to me known, who, being by me duly sworn, did depose and say that he is the President of California Pro Sports, Inc. and USA Skate Corporation, each of which is a Delaware corporation with its principal office located at 8102 White Horse Road, Greenville, South Carolina, the corporations described in and which executed the foregoing instrument and that he is authorized by the board of directors of each said corporation to sign on behalf of said corporation.

                                       ______________________________
                                       Notary Public

STATE OF NEW YORK)
                  SS.:
COUNTY OF NASSAU)

    On this ____ day of ________, 1996, before me appeared Warren Amendola, Jr., to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                                       ______________________________
                                       Notary Public

                                                                   ATTACHMENT 1
                                                                    EXHIBIT C

                               GUARANTY

    This Guaranty is made, executed and delivered this 30th day of April, 1996, by Henry Fong and Michael S. Casazza (collectively, the "Guarantors") for the benefit of Warren Amendola, Sr. ("Amendola") in connection with that certain Consulting and Non-Competition Agreement (the "Consulting Agreement") dated of even date herewith by and among USA Skate Corporation ("Skate Corp."), California Pro Sports, Inc. ("California Pro") and Amendola. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed in the Consulting Agreement.

    WHEREAS, Guarantors are executive officers and directors of Skate Corp. and California Pro and, as an inducement to Amendola to enter into the Consulting Agreement, have agreed to guaranty Skate Corp.'s and California Pro's respective obligations to pay to Amendola the Guaranteed Amount.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantors, intending to be legally bound, covenant and agree as follows:

    1. THE GUARANTY. The Guarantors hereby absolutely and unconditionally and jointly and severally, guarantee to Amendola the payment of the Guaranteed Amount, if any, as and when the same are due under the Consulting Agreement.

    2. APPLICATION OF PAYMENTS. Any payment made by either Guarantor under this Guaranty shall be effective to reduce or discharge the liability of the Guarantors hereunder without further notice of any kind.

    3. CONTINUING GUARANTY. Except as provided herein, the rights of Amendola under this Guaranty are in addition to, and not mutually exclusive of, any and all other rights and remedies Amendola may have under the Consulting Agreement, the Stock Purchase Agreement and/or any other agreements or guaranties related to, or arising out of, the transaction, as well as by reason of any law or in equity. Without limiting the foregoing, Amendola shall be entitled to demand and receive payment and performance from the Guarantors under this Guaranty, notwithstanding the availability of, or Amendola's failure to pursue or enforce any rights or remedies he may have against California Pro and/or Skate Corp. and notwithstanding the failure of Amendola to avail himself or realize the benefit of any other right or remedy afforded to him under any other agreement, guaranty or policy of insurance.

    Except as otherwise provided herein, this Guaranty shall continue in force and be binding upon the Guarantors until the Guaranteed Obligations have been paid in full. If California Pro and/or Skate Corp. or any of their successors and assigns fail to perform or pay any of the Guaranteed Obligations when such payment is due, then Amendola may enforce this guaranty against the Guarantors subject only to the agreement described in Section 6(e) of this Guaranty.

    4. NO IMPAIRMENT. This Guaranty shall not be affected or impaired by any extension of time, forbearance, waiver or concession given to California Pro or Skate Corp., any modification or amendment to the provisions of the Consulting Agreement; the dissolution, liquidation, reorganization or winding up of California Pro or Skate Corp., the release or limitation of liability of any other guarantor of the obligations, covenants and agreements of California Pro or Skate Corp. or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

    5. TERMINATION. This Guaranty shall terminate when the Guaranteed Obligations have been paid in full. Thereafter, Amendola will furnish the Guarantors written cancellation of this Guaranty and will return the original of this Guaranty to the Guarantors.

    6.   GENERAL PROVISIONS.

         (a) No delay on the part of Amendola in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         (b) This Guaranty may not be assigned and may not be modified except by a writing signed by the parties hereto and Amendola.

         (c) This Guaranty is made under and shall be governed by the laws of the State of New York.

         (d) The Guarantors hereby irrevocably and unconditionally (i) consent to the exclusive jurisdiction of the United States District Court for the Eastern District of New York (or if there is no subject matter jurisdiction, the Supreme Court of New York for the County of Suffolk) over any action, suit or proceeding arising out of or relating to this Guaranty,
(ii) agree not to commence any action, suit or proceeding arising out of or relating to this Guaranty except in such court, (iii) agree that service of any process, summons, notice or document sent by U.S. certified mail, return receipt requested, or by nationally recognized overnight courier service to any other Party's address shall be effective against any other party in any such court, and (iv) waive any objection to proceeding in such court, including, but not limited to, objections as to personal jurisdiction or for forum non-conveniens.

         (e) Amendola agrees that his rights under this Guaranty are subordinate to rights of LaSalle National Bank ("Bank") to the extent prescribed in a separate agreement with the Bank.

    7. NOTICES. Any and all notices required or permitted hereunder shall be given in writing as follows:

    If to Amendola:

         Warren Amendola, Sr.
         22 Mallard Cove
         Centerport, NY 11721

    With a copy to:

         Edward I. Kramer, Esq.
         Blau, Kramer, Wactlar & Lieberman
         100 Jericho Quadrangle
         Suite 225
         Jericho, NY 11753
         TEL:  (516) 822-4820
         FAX:  (516) 822-4824

    If to Henry Fong:

         2401 PGA Blvd., Suite 280F
         Palm Beach Gardens, FL 33410
         TEL: (407) 624-0885
         FAX: (407) 624-9507

    With a copy to:

         Gerald Raskin, Esq.
         Friedlob Sanderson Raskin
              Paulson & Tourtillott, LLC
         1400 Glenarm Place, Suite 300
         Denver, Colorado 80202
         TEL: (303) 571-1400
         FAX: (303) 595-3970

    If to Michael S. Casazza:

         c/o USA Skate Corporation
         8102 White Horse Road
         Greenville, SC 29611
         TEL: (864) 294-5370
         FAX: (864) 294-5235

    With a copy to:

         Gerald Raskin, Esq.
         Friedlob Sanderson Raskin
              Paulson & Tourtillott, LLC
         1400 Glenarm Place, Suite 300
         TEL: (303) 571-1400
         FAX: (303) 595-3970

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any party may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy or telex. Any party may change the address to which notices, service of process, requests, demands, claims or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

    IN WITNESS WHEREOF, Guarantors each have executed and delivered this Guaranty as of the date first above written.


                                  ___________________________
                                  Henry Fong

                                  ___________________________
                                  Michael S. Casazza


    Accepted and agreed to ____ day of April, 1996.


                                  ___________________________
                                  Warren Amendola, Sr.

STATE OF ____________________)
                             ).ss:
COUNTY OF ___________________)

    On this ____ day of April, 1996, before me personally came Henry Fong, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                             __________________________
                             Notary Public



STATE OF ____________________)
                             ).ss:
COUNTY OF ___________________)

    On this ____ day of April, 1996, before me personally came Michael S. Casazza, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                             __________________________
                             Notary Public



STATE OF ____________________)
                             ).ss:
COUNTY OF ___________________)

    On this ____ day of April, 1996, before me personally came Warren Amendola, Sr. to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.

                             __________________________
                             Notary Public